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                                                                     Exhibit (j)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
ING Investors Trust:

We consent to the references to our firm under the headings "More Information" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information.



                                       /s/ KPMG LLP


Los Angeles, California
November 4, 2003